RESTRICTED STOCK AWARD AGREEMENT
UNDER THE DUFF & PHELPS CORPORATION
2007 OMNIBUS STOCK INCENTIVE PLAN

This Award Agreement (this “Restricted Stock Award Agreement”), dated as of [__________] (the “Date of Grant”), is made by and between Duff & Phelps Corporation, a Delaware corporation (the “Company”) and [__________] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company 2007 Omnibus Stock Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

1.  Grant of Restricted Stock. The Company hereby grants to the Participant [________] shares of Stock (such shares, the “Restricted Stock”), subject to all of the terms and conditions of this Restricted Stock Award Agreement and the Plan.

2.  Lapse of Restrictions.

(a)  Vesting.

(i) General. Subject to the provisions set forth below, the restrictions on transfer set forth in Section 2(b) hereof shall lapse with respect to one-fourth (1/4) of the Restricted Stock on each of the first four anniversaries of the Date of Grant, subject to the continued service of the Participant as a non-employee director as of each such vesting date.

(ii) Following Cessation of Service as a Director. Upon cessation of Participant’s service as a non-employee director of the Company (a “Termination”) for any reason any Restricted Stock as to which the restrictions on transferability described in this Section 2(a) shall not already have lapsed shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Stock.

(b)  Restrictions. Until the restrictions on transfer of the Restricted Stock lapse as provided in Section 2(a) hereof, or as otherwise provided in the Plan, no transfer of the Restricted Stock or any of the Participant’s rights with respect to the Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Committee determines otherwise, upon any attempt to transfer Restricted Stock or any rights in respect of Restricted Stock before the lapse of such restrictions, such Restricted Stock, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

3.  Legend on Certificates. The Participant agrees that any certificate issued for Restricted Stock (or, if applicable, any book entry statement issued for Restricted Stock) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE “RESTRICTIONS”) AS SET FORTH IN THE DUFF & PHELPS CORPORATION 2007 OMNIBUS STOCK INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND DUFF & PHELPS CORPORATION, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.

4.  Securities Laws Requirements. The Company shall not be obligated to transfer any Stock to the Participant free of the restrictive legend described in Section 3 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).

5.  No Obligation to Register. The Company shall be under no obligation to register the Restricted Stock pursuant to the Securities Act or any other federal or state securities laws.

6.  Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Award Agreement will be valid, and the Company will not transfer any of said Restricted Stock on its books nor will any of such Restricted Stock be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

7.  Income Tax Considerations.

(a)  Tax Withholding. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect to the Restricted Stock (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Committee, in it sole discretion, by delivering already owned unrestricted shares of Stock, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares of Stock shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. A form of such election is attached hereto as Exhibit A.

(b)  Tax Consequences.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, WE ADVISE YOU THAT, UNLESS OTHERWISE EXPRESSLY INDICATED, ANY FEDERAL TAX ADVICE CONTAINED IN THIS AWARD AGREEMENT WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX-RELATED PENALTIES UNDER THE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.

BY SIGNING THIS AWARD AGREEMENT, THE AWARDEE REPRESENTS THAT THE AWARDEE HAS REVIEWED WITH ITS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING, SECTION 83(B) ELECTIONS AND QEF ELECTIONS, IF ANY) AND THAT THE AWARDEE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE AWARDEE UNDERSTANDS AND AGREES THAT THE AWARDEE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AWARD AGREEMENT.

(c)  Section 83(b) Election. The Participant hereby acknowledges that the Participant has been informed that, with respect to the award of the Restricted Stock, an election may be filed by the Participant with the U.S. Internal Revenue Service (the "IRS"), within 30 days of the date hereof, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed currently on the Fair Market Value (as defined under the Plan) of the Restricted Stock on the date hereof. The Participant agrees to provide the Company with a copy of any election made pursuant to Section 83(b) of the Code within fifteen (15) days of filing such election.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

8.  Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Stock Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9.  Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Award Agreement will be valid, and the Company will not transfer any of said Restricted Stock on its books nor will any of such Restricted Stock be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

10.  Governing Law. This Restricted Stock Award Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

11.  Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Stock and this Restricted Stock Award Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of this Restricted Stock Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

12.  Section 409A Compliance. Notwithstanding anything to the contrary contained in this Restricted Stock Award Agreement, to the extent that the Board determines that the Plan or the Restricted Stock are subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Board reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace the Restricted Stock in order to cause the Restricted Stock to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

13.  Survival of Terms. This Restricted Stock Award Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, Committees and legal successors.

14.  Counterparts. This Restricted Stock Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

15.  Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Stock, this Restricted Stock Award Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

16.  Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Restricted Stock Award Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

17.  Representations. The Participant has reviewed with the Participant’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Restricted Stock Award Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Award Agreement.

18.  Severability. Should any provision of this Restricted Stock Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Stock Award Agreement. Moreover, if one or more of the provisions contained in this Restricted Stock Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

19.  Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Restricted Stock Award Agreement. The Participant has read and understands the terms and provisions of the Plan and this Restricted Stock Award Agreement, and accepts the Restricted Stock subject to all the terms and conditions of the Plan and this Restricted Stock Award Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Restricted Stock Award Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Stock Award Agreement on the day and year first above written.

DUFF & PHELPS CORPORATION

By
Name
Title

[NAME]

___________________________________
The Participant

Address: